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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                       PAN PACIFIC RETAIL PROPERTIES, INC.

                                 Debt Securities

                             UNDERWRITING AGREEMENT
                             ----------------------

         1. Introductory. Pan Pacific Retail Properties, Inc., a Maryland corporation ("Company"), proposes to issue and sell from time to time certain of its unsecured debt securities registered under the registration statement referred to in Section 2(a) ("Registered Securities"). The Registered Securities will be issued under an indenture, dated as of April 6, 2001 (the "Indenture"), between the Company and The Bank of New York, as trustee ("Trustee"), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

         The Registered Securities involved in any such offering are hereinafter referred to as the "Offered Securities". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

         2. Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

             (a) A registration statement on Form S-3 (No. 333-63743), as amended by Amendment No. 1 thereto, including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

             (b) On the effective date of the registration statement relating to the Registered Securities and certain other securities, such registration statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission under the Act and the Trust Indenture Act ("Rules and Regulations"), and the Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and the Prospectus does not and, on the date of each Terms Agreement referred to in Section 3, the Prospectus will not, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading, except that the foregoing representations and warranties do not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

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             (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland; the Company has power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; the Company is duly qualified to transact business as a foreign corporation and is in good standing in the State of California, the State of Florida, the State of Nevada, the State of Oregon and the State of Washington; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise ("Material Adverse Effect").

             (d) Attached hereto as Annex I is a true and complete list of all subsidiaries of the Company and all other corporations, partnerships, joint ventures, limited liability companies and other entities in which the Company directly or indirectly owns capital stock or any other equity or ownership interest. Annex I accurately sets forth the jurisdiction of organization of, and the Company's approximate percentage ownership interest in, each such subsidiary and other entity. The Company does not have any subsidiaries other than those listed on Annex I and, except as set forth in Annex I, the Company does not directly or indirectly own any capital stock or other equity or other ownership interests in any corporation, partnership, joint venture, limited liability company or other entity. Annex I also correctly indicates whether each such subsidiary and other entity listed thereon is a corporation, partnership, limited liability company or other type of entity.

             (e) Each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its property and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and (A) all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth on Annex I, are and, at all times since the date on which such subsidiary was organized, have been owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, (B) all of the issued and outstanding limited liability company interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued (under applicable law and the limited liability company agreement of such subsidiary), are fully paid and non-assessable and, except as set forth on Annex I, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (C) all of the issued and outstanding limited and general partnership interests of each such subsidiary that is a partnership have been duly authorized (if applicable) and validly issued and, except as set forth on Annex I, are owned by the Company, directly or through subsidiaries free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

             (f) The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as contemplated in the Prospectus.

             (g) The partnership agreements of the Company's subsidiaries (which are partnerships) have been duly authorized, executed and delivered by the general partners thereof and constitute the valid and binding obligations of the general partners thereof. Except as disclosed in the Prospectus, such partnership agreements reflect the Company and/or one or more of the Company's subsidiaries as the sole beneficial owners of the partnership interests in such partnerships. The operating agreements of the Company's subsidiaries (which are limited liability companies) have been duly authorized, executed and delivered by the members thereof and constitute the valid and binding obligations of the members thereof. Such


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         operating agreements reflect the Company and/or one or more of the
         Company's subsidiaries as the sole beneficial owners of all the membership interests in such limited liability companies.

             (h) The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act and, at the Closing Date (as hereinafter defined), will have been duly executed and delivered by the Company and will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally or by general equitable principles.

             (i) The Offered Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor specified in the Terms Agreement, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture.

             (j) The Offered Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

             (k) The Offered Securities rank and will rank on a parity with all unsecured indebtedness of the Company (other than subordinated indebtedness of the Company) that is outstanding on the date hereof or that may be incurred hereafter, and senior to all subordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter.

             (l) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

             (m) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

             (n) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus or which might result in any Material Adverse Effect or which might materially and adversely affect the properties or assets of the Company or any of its subsidiaries which has not been so disclosed; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement or any document incorporated or deemed to be incorporated therein by the Act, the Rules and Regulations, the Exchange Act (as hereinafter defined) or the rules and regulations of the Commission thereunder which have not been so filed.

             (o) The financial statements of the Company included in the Registration Statement and Prospectus in each case, together with the related notes and supporting schedules (if any), present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and related notes and schedules have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and with respect to the pro forma financial statements included in the Registration Statement and Prospectus, the assumptions used in preparing the pro forma financial statements included in the

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         Registration Statement and the Prospectus are reasonable, the related pro forma adjustments have been applied, in accordance with the applicable accounting requirements of the Act and the Rules and Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the corresponding historical amounts in the compilation of such statements.

             (p) The accountants who have certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the Act and the Rules and Regulations.

             (q) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus and except for regular quarterly dividends payable on our common stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

             (r) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

             (s) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, certificate of limited partnership, limited partnership agreement, certificate of formation of a limited liability company, limited liability company agreement or other similar organizational certificates, instruments, agreements or documents (collectively, "Organizational Documents"), as the case may be; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its property or assets may be bound, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities, the consummation of the transactions contemplated herein and therein (including, without limitation, the incurrence of the indebtedness evidenced by the Offered Securities), and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and will not conflict with or result in a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or its subsidiaries or any applicable law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of or filing with any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), the Indenture or the Offered Securities, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws of any jurisdiction or real estate syndication laws in connection with the purchase and distribution of the Offered Securities by the Underwriters. Except as otherwise described in the Prospectus, no subsidiary of the Company is a guarantor of, or is a party to or bound by any instrument or agreement pursuant to which it has guaranteed or may be required to guarantee or cause another subsidiary of the Company to guarantee, any borrowings or other indebtedness of the Company. Except as otherwise described in the Prospectus, the Company is not a party to or bound by any instrument or agreement pursuant to which it is or may be required to cause any of its subsidiaries to guarantee any borrowings or other indebtedness of the Company.

             (t) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock or

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         partnership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described or contemplated by the Prospectus and except pursuant to (i) existing indebtedness as in effect on the date hereof, (ii) the Company's revolving credit facility, (iii) applicable law and (iv) with respect to prohibitions only against transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, (A) customary non-assignment provisions contained in leases to which the Company or any of its subsidiaries is a party and (B) security interests, including purchase money obligations, applicable to any property of the Company or any of its subsidiaries as of the date hereof.

             (u) The Company was and is organized to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"); the Company at all times since its organization has elected to be taxed as a "real estate investment trust"; the Company has qualified as a "real estate investment trust" under the Code for all tax years since its taxable year ended December 31, 1997, and will continue to qualify as a "real estate investment trust" under the Code after consummation of the transactions contemplated by the Prospectus; and the Company's present and contemplated operations, assets and income will enable the Company to meet the requirements for qualification as a "real estate investment trust" under the Code. The Company has filed United States federal income tax returns for each of its fiscal years through and including the fiscal year ended
         December 31, 2001.

             (v) Other than Esave, Inc., each entity listed on Annex I either qualifies as a partnership for federal, state and local income tax purposes, as a "qualified REIT subsidiary" within the meaning of
         Section 856(i) of the Code, as a "Taxable REIT Subsidiary" within the meaning of Section 856(l) of the Code or qualifies to be disregarded as an entity separate from the Company or one of its subsidiaries for federal, state and local income tax purposes, and the securities the Company owns will not cause the Company to be treated as owning securities in excess of the permissible limits under Section 856(c)(4) of the Code.

             (w) The Company is eligible to use a Form S-3 registration statement under the Act.

             (x) The Company has full right, power and authority to enter into the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities.

             (y) Except as otherwise disclosed in the Prospectus, (A) the Company and its subsidiaries have good and marketable title in fee simple to all real property and improvements described in the Prospectus as being owned by the Company (none of which is leased by the Company or any of its subsidiaries, as lessee); (B) all liens, charges, encumbrances, claims or restrictions on or affecting the real property and improvements of the Company or any of its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (C) neither the Company nor any of its subsidiaries nor any lessee of any portion of the real property or improvements of the Company or any of its subsidiaries is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) its real property or improvements and the Company knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; (D) no tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases any of its real property or improvements has an option or right of first refusal to purchase the premises demised under such lease; (E) all of the real property and improvements of the Company and its subsidiaries comply with all applicable codes and zoning laws and regulations, except for such failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect; and (F) the Company has no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property of the Company or any of its subsidiaries, except such proceedings or actions that would not, individually or in the aggregate, have a Material Adverse Effect.

             (z) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any

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         indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected in any material adverse respect with regard to the property, business or operations of the Company and its subsidiaries taken as a whole.

             (aa) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorizations; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor any of its subsidiaries nor any of their respective employees or agents has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

             (bb) Except as otherwise disclosed in the Registration Statement
         (A) to the best knowledge and information of the Company, neither the Company nor any of its subsidiaries has at any time, and no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials (hereinafter defined) on, to or from real property owned, leased or otherwise utilized by the Company or any of its subsidiaries or in which the Company or any of its subsidiaries has any ownership interest, including without limitation any subsurface soils and ground water (the "Premises"), except for such cases as (u) are not required to be disclosed in the Registration Statement and (v) would not, individually or in the aggregate, have a Material Adverse Effect, (B) to the best knowledge and information of the Company, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials from or to the Premises has occurred, except for such cases as (w) are not required to be disclosed in the Registration Statement and (x) would not, individually or in the aggregate, have a Material Adverse Effect, (C) neither the Company nor any of its subsidiaries has received notice of any claim, or has knowledge of any occurrence or circumstance which with notice or passage of time or both would give rise to a claim, under or pursuant to any Environmental Statute (as hereinafter defined), except for such claims as (y) are not required to be disclosed in the Registration Statement and (z) would not, individually or in the aggregate, have a Material Adverse Effect, and (D) to the best of Company's knowledge and information, no part of the Premises is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "problem" sites issued by the EPA and has not otherwise been identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (hereinafter defined). As used herein "Hazardous Materials" shall include without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any federal, state or local governmental authority having or claiming jurisdiction over the Premises (a "Governmental Authority").

             (cc) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, complied in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the

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         published rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated or deemed to be incorporated by reference, when they are filed with the commission, will comply in all material respects to the requirements of the Exchange Act and the published rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "Lead Underwriter") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

         If the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in federal (same day) funds by official check or checks or wire transfer to an account previously designated by the Company at a bank acceptable to the Lead Underwriter, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

         4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

             (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

             (b) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

             (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

             (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities,
         (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of
         Section 11(a) of the Act.

             (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

             (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

             (g) If at any time during the period of five years after the date of any Terms Agreement, the Company is no longer subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and does not file reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and
         (ii) from time to time, such other information concerning the Company as the Lead Underwriter may reasonably request.

             (h) The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including reasonable legal fees and disbursements of counsel) in connection with qualification or exemption of the Registered Securities for sale under the securities and real estate syndication laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Offered Securities, any applicable filing fee and expense incident to, any review by the National Association of Securities Dealers, Inc. of the Registered Securities, all expenses incident to the registration of the Offered Securities and the printing and the word processing of copies of the Registration Statement, any prospectus and this Agreement, the fees and expenses of the Trustee, including if required the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Offered Securities, the fees and expenses of any depositary in connection with holding the Offered Securities in book-entry form, any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and expenses incurred in distributing the Prospectus, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

             (i) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending on the date specified under "Blackout" in the Terms Agreement.

             (j) The Company will use the net proceeds received by it from the sale of the Offered Securities sold by it in the manner specified in the Prospectus Supplement under "Use of Proceeds".

             (k) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

         5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

             (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                      (i) in their opinion the financial statements and
                  schedules and pro forma condensed consolidated financial statements and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                      (ii) they have performed the procedures specified by the
                  American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

                      (iii) on the basis of the review referred to in clause
                  (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                               (A) the unaudited financial statements, if any,
                            and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                               (B) if any unaudited "capsule" information is
                            contained in the Prospectus, the unaudited consolidated net operating income, net income, net income per share, total revenue or funds from operations of the Company or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                               (C) at the date of the latest available balance
                            sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets, net assets orstockholder's equity, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                               (D) for the period from the closing date of the
                            latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated revenues or funds from operations or total or per-share amounts of income or net income;

                  except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                      (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

                      (v) on the basis of a reading of the unaudited pro forma
                  condensed financial statements, inquiries of officials of the Company who have responsibility for financial and accounting matters, and other specified procedures, nothing came to their attention that caused them to believe that:

                               (A) the unaudited pro forma condensed financial
                            statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                               (B) that the pro forms adjustments have not been
                            properly applied to the historical amounts in the compilation of those statements.

         All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

             (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

             (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including any Representatives, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market;
         (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. federal or New York authorities; or (vi) any major disruption of settlements of securities or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

             (d) (i) The Representatives shall have received an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Company, substantially to the effect that:

                      (a) based solely on certificates from public officials,
                  the Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the States of California, Florida, Oregon, Nevada and Washington;

                      (b) each of Pan Pacific (Clackamas), Inc., a Delaware
                  corporation, Pan Pacific (Portland), LLC, a Delaware limited liability company and, Pan Pacific Development (Chino) Inc., a Delaware corporation (the "Covered Subsidiaries") is validly existing and in good standing as a corporation, limited partnership, or limited liability company, as the case may be, under the laws of the State of their organization;

                      (c) based solely on certificates from public officials,
                  such counsel confirms that each Covered Subsidiary is duly qualified to transact business as a corporation, partnership or limited liability company (as the case may be) and is in good standing under the laws of its respective state of incorporation or formation and primary place of business;

                      (d) the Covered Subsidiaries have corporate,
                  partnership or limited liability power and authority (as the case may be) to own, lease and operate their respective properties and to conduct their respective businesses as described in the Registration Statement and the Prospectus;

                      (e) the Indenture has been duly qualified under the
                  Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, is a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Assuming due authorization, execution and delivery of the Securities by the Company, the Securities, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the provisions of the Terms Agreement (including the provisions of this Agreement), will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

                      (f) the Company is eligible to use a Form S-3
                  registration statement under the Act;

                      (g) the information in the Prospectus Supplement under
                  the captions "Description of the Notes" and "Material U.S. Federal Income Tax Considerations," the information in the Base Prospectus under the caption "Description of Debt Securities," and the information in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as amended by the Form 10-K/A filed on November 21, 2002, under the caption "Certain Cautionary Statements-Tax Liabilities as a Consequence of Failure to Qualify as a REIT," and "Certain Cautionary Statements-Disposition of Properties with Built-In Gain," to the extent it constitutes a summary or description of U.S. federal statutes or regulations or provisions of the Indenture, the Securities or of other existing agreements, is correct in all material respects; and the description in the Prospectus of federal statutes and of legal and governmental proceedings, if any, and of contracts and agreements are accurate in all material respects;

                      (h) to the knowledge of such counsel, (A) based solely
                  on an officer's certificate provided to such counsel by the Company which sets forth the litigation to which the Company is a party, a copy of which has been provided to you, there is no litigation except for that stated in such officer's certificate and (B) no contract or other document is required to be disclosed in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not disclosed therein or filed as required;

                      (i) the issuance, offering and sale of the Securities
                  to the Underwriters by the Company pursuant to this Agreement and the Indenture, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require a filing with, or the consent, approval, authorization, registration or qualification of or with any federal, or California or New York governmental authority, except such as have been obtained under the Act, the Trust Indenture Act and such as may be required under state securities or blue sky laws, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as amended by the Form 10-K/A filed on November 21, 2002 (the "Material Agreements"), or the charter documents or by-laws or certificate of limited partnership or partnership agreement (as the case may be) of the Company or any of its subsidiaries, or any provision of any California or New York statute, rule or regulation (other than federal or state securities laws, which are addressed elsewhere herein), or court orders specifically directed to the Company and identified by an officer of the Company as material to the Company or any of its subsidiaries (the "Court Orders");

                      (j) the Company is not, and after giving effect to the
                  offering and sale of the Securities and the application of the proceeds from the sale as described in the Prospectus will not be, an "investment company" as that term is defined in the Investment Company Act of 1940, as amended;

                      (k) the Registration Statement has become effective
                  under the Act; any required filing of the Prospectus that constitutes a part thereof, pursuant to Rules 424(b) has been made in the manner and within the time period required thereby; and based upon such counsel's due inquiry made to the Office of the Secretary of the Commission, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and, to the knowledge of such counsel, no proceedings for that purpose have been instituted or threatened or, are contemplated by the Commission;

                      (l) the Registration Statement originally filed with
                  respect to the Securities and each amendment thereto, any Rule 462(b) Registration Statement and the Prospectus (in each case, other than the financial statements, schedules and other financial data, and the Form T-1, contained or incorporated by reference therein, as to which such counsel need express no opinion), as of the date of this Agreement and as of the Closing Date, complied as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder. The Incorporated Documents, as of the respective dates filed with the Commission (in each case, other than the financial statements, schedules, and other financial data contained therein as to which such counsel need express no opinion) complied as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended, and the published rules and regulations of the Commission thereunder. In passing upon the compliance as to form of the Registration Statement, the Prospectus and the Incorporated Documents, such counsel may assume that the statements made and incorporated by reference in the Registration Statement, the Prospectus and the Incorporated Documents are correct and complete;

                      (m) beginning with its taxable year ended December 31,
                  1997, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust under the Code, and its method of operation has enabled, and its proposed method of operation will enable, the Company to meet the requirements for taxation as a real estate investment trust under the Code beginning with its taxable year ended December 31, 1997. Such opinion may be based on the method of operation of the Company as described in the Registration Statement, the Prospectus and a certificate of an authorized officer of the Company; and

                      (n) other than Esave, Inc., each subsidiary of the
                  Issuer listed on Annex I either (i) qualifies as a partnership for federal income tax purposes, as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code or as a "Taxable REIT Subsidiary" within the meaning of
                  Section 856(l) of the Code or (ii) qualifies to be disregarded as an entity separate from the Issuer or one of its subsidiaries for federal income tax purposes. The Company's ownership of the Securities listed on Annex I will not cause the Company to be treated as owning securities in excess of the permissible limits under Section 856(c)(4) of the Code.

         Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (other than for the information contained in the Prospectus under the captions referred to in paragraph (g) above) and has not made any independent check or verification thereof, during the course of such participation no facts came to the attention of such counsel that caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described it being understood that such counsel need express no belief with respect to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus or with respect to the Form T-1.

             (d) (ii) The Representatives shall have received an opinion, dated the Closing Date, of Ballard Spahr Andrews and Ingersoll, LLP, Maryland counsel for the Company, substantially to the effect that:

                  (a) The Company is a corporation duly incorporated and
             validly existing under and by virtue of the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation in Maryland.

                  (b) The Company has the corporate power to own or lease its properties and to conduct its business substantially as described in the Base Prospectus and in the Prospectus Supplement under the caption, "The Company" and to enter into and perform its obligations under the Terms Agreement, including the Underwriting Agreement attached thereto.

                  (c) The Notes and the execution and delivery thereof have
             been duly authorized and, upon the due execution, authentication and delivery of the global note evidencing the Notes in accordance with the Indenture and the resolutions of the Board of Directors, the Notes will be duly authorized and executed and validly issued.

                  (d) The Terms Agreement (including the Underwriting
             Agreement attached thereto) and the execution and delivery thereof have been duly authorized by all necessary corporate action of the Company, and the Terms Agreement has been duly executed by the Company.

                  (e) The Indenture and the execution and delivery thereof
             have been duly authorized by all necessary corporate action of the Company, and the Indenture has been duly executed by the Company.

                  (f) Neither the performance by the Company of its
             obligations under the Terms Agreement, including the Underwriting Agreement attached thereto, nor the consummation by the Company of the transactions contemplated thereby will result in any breach or violation of any applicable Maryland statute, rule, order or regulation or the charter or the bylaws of the Company.

                  (g) No filing with, or consent, approval, authorization,
             registration or qualification of, any Maryland court or governmental agency is required to be obtained by the Company for the issuance, offering or sale of the Notes by the Company or the consummation by the Company of the transactions contemplated by the Terms Agreement, including the Underwriting Agreement attached thereto, except such filings, consents, approvals, authorizations, registrations and qualifications as may be required under the Securities Act or under applicable Maryland securities, real estate syndication or blue sky laws, if any.

                  (h) The description of Maryland law contained in the
             Prospectus under the caption, "Certain Provisions of Maryland Law and the Company's Charter and Bylaws" is accurate as of October 5, 1998, the date of the Prospectus.

         Such opinions shall be rendered to the Underwriters at the request of the Company and shall so state therein. In rendering such opinions, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. As to matters involving the application of laws of any jurisdiction other than the State of California, the State of New York, the Delaware General Corporation Law and the Delaware Revised Limited Partnership Act or the United States, to the extent satisfactory in form and scope to counsel for the Underwriters, Latham & Watkins may rely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, a copy of which shall be delivered to the Underwriters and their counsel and which must be in form and scope satisfactory to the Underwriters and their counsel.

         References to the Registration Statement and the Prospectus in this
Section 5(d) shall include any amendment or supplement thereto at the date of such opinion.

             (e) The Representatives shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Milbank, Tweed, Hadley & McCloy LLP may rely as to the incorporation of the Company and all other matters governed by Maryland law upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP referred to above.

             (f) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

             (g) At the date of this Agreement and at the Closing Date, the Offered Securities shall be rated at least Baa3 by Moody's Investors Service and BBB by Standard & Poor's Ratings Services, and the Company shall have delivered to the Representatives evidence satisfactory to the Representatives, confirming that the Offered Securities have such ratings.

             (h) The Representatives shall have received a letter, dated the Closing Date, of KPMG LLP which meets the requirements of subsection
         (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

         6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

         (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and
(ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Pan Pacific Retail Properties, Inc., 1631-B South Melrose Drive, Vista, California 92083, Attention: Chief Financial Officer.

         10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in
Section 6, and no other person will have any right or obligation hereunder.

         11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

         12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

                                     ANNEX I

                                                                 Company's
                                                                 Percentage
                                                                 Ownership
A.   Subsidiaries of the Company                                  Interest
     ---------------------------                                 ----------

1.   Corporate Subsidiaries of the Company

       Pan Pacific (Clackamas), Inc.                               100.00
       Pan Pacific (RLP), Inc.                                     100.00
       Pan Pacific Development (Chino), Inc.                       100.00
       Pan Pacific Development (Kentucky), Inc.                    100.00
       Pan Pacific Development (New Mexico), Inc.                  100.00
       Pan Pacific Development (Olympia Square), Inc.              100.00
       Pan Pacific Development (Rosewood), Inc.                    100.00
       Pan Pacific Development (Tennessee) Acquisition, Inc.       100.00
       Sahara Pavilion North U.S., Inc.                            100.00

2.   Limited Liability Company Subsidiaries of the Company

       OP Walnut Creek, LLC                                         50.00
       Pan Pacific (Cable Park), LLC                               100.00
       Pan Pacific (Clackamas), LLC                                 76.46
       Pan Pacific (Portland), LLC                                  77.23
       Pan Pacific (Rancho Las Palmas), LLC                         16.00
       Pan Pacific (Sunset Mall), LLC                               77.23
       Plaza Escuela Holding Co., LLC                               49.00
       West Coast Property Maintenance, LLC                        100.00

3.   Limited Partnership Subsidiaries of the Company

       Maysville Marketsquare Associates, L.P.                     100.00
       Pan Pacific (Pinecreek), L.P.                                74.72
       Pan Pacific Development (Tennessee), L.P.                   100.00
       Pan Pacific U.S. Shopping Center I, LP                       99.00

B.   Other
     -----

       North Coast Health Center (JV Partnership)                   50.00/1/
       Esave, Inc.                                                   5.59/2/


--------
/1/ North Coast Health Center owns 100% of the ownership interests in NCHC, Inc. and 99.95% of the ownership interests in North Coast Health Center, LLC. The remaining 0.05% ownership interests in North Coast Health Center, LLC is owned by NCHC, Inc.

/2/  Percentage ownership interest as of September 30, 2002.

                       PAN PACIFIC RETAIL PROPERTIES, INC.
                                   ("Company")

                                 Debt Securities

                                 TERMS AGREEMENT
                                 ---------------

                                                               December 12, 2002


To:  The Representative of the Underwriters identified herein




Dear Sirs and Mesdames:

     The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, and the Underwriters agree, severally but not jointly, to purchase, on and subject to the terms and conditions of the Underwriting Agreement attached hereto ("Underwriting Agreement"), the following securities ("Offered Securities") on the following terms:

         Title of Offered Securities:  6.125% Notes Due 2013

         Aggregate Principal Amount of Offered Securities:  $100,000,000

         Interest:  6.125% per annum, from December 17, 2002 or from the most recent date to which interest has been paid or duly provided for, payable semiannually in arrears on each January 15 and July 15, commencing July 15, 2003, to holders of record on the preceding January 1 and July 1, as the case may be.

         Maturity:  January 15, 2013

         Optional Redemption:   At the option of the Company at any time,
                                in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Offered Securities (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and (ii) the make-whole amount (UST+25), if any, with respect to the Offered Securities (or portion thereof).

         Sinking Fund:  None

         Listing:  None

         Purchase Price:   The purchase price for the Offered Securities to be
                           paid by the Underwriters shall be 99.35% of the principal amount, plus accrued interest, if any, from December 17, 2002.

         Expected Reoffering Price:   The initial public offering price
                                      for the Offered Securities shall be
                                      100.00% of the principal amount,
                                      plus accrued interest, if any, from
                                      December 17, 2002.

         Closing Date:   7:00 A.M.  (Pacific  Time) on December 17, 2002,
                         at the offices of Latham & Watkins,
                         650 Town Center Drive, Suite 2000,
                         Costa Mesa, California 92626.

         Method of Payment:  Wire transfer in federal (same day) funds.

         Securities Remaining under Shelf:   Immediately prior to the issuance
                                             of the Offered Securities on the
                                             Closing Date, $205,000,000 of
                                             securities have been issued under
                                             the Registration Statement.

         Settlement and Trading:  Book-Entry only via DTC.

         Blackout:  Until the Closing Date.

         Underwriters:

     The names of the Underwriters and the respective aggregate principal amounts of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

         Notices to Underwriters:   Banc of America Securities LLC
                                    Bank of America Corporate Center
                                    100 North Tryon Street
                                    Charlotte, North Carolina  28255
                                    Attention: Transaction Management

     The provisions of the Underwriting Agreement are incorporated herein by reference.

     For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information in the Preliminary Prospectus and the Prospectus furnished on behalf of each Underwriter: (1) the third paragraph under the caption "Underwriting; (2) the second sentence in the fifth paragraph under the caption "Underwriting"; and (3) the seventh paragraph under the caption "Underwriting".

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                         Very truly yours,

                                         PAN PACIFIC RETAIL PROPERTIES, INC.


                                         By     /s/ Joseph B. Tyson
                                            --------------------------------
                                            Name:   Joseph B. Tyson
                                            Title:  Executive Vice President,
                                                    Chief Financial Officer


The foregoing Terms Agreement
is hereby confirmed and
accepted as of the date first
above written.

     BANC OF AMERICA SECURITIES LLC

     By    /s/ Lily Chang
        ----------------------
        Name:  Lily Chang
        Title: Principal

Acting on behalf of itself and as Representative of the several Underwriters

                                   SCHEDULE A

                                                                Aggregate
                                                                Principal
                    Underwriter                                  Amount
                    -----------                               ------------

Banc of America Securities LLC .............................  $ 55,000,000
Wachovia Securities, Inc. ..................................    25,000,000
Credit Suisse First Boston Corporation .....................    10,000,000
Dresdner Kleinwort Wasserstein-Grantchester, Inc. ..........     5,000,000
McDonald Investments Inc. ..................................     5,000,000

                   Total ...................................  $100,000,000
                                                              ============